                                                                  Exhibit 10.14

                         LEHMAN BROTHERS HOLDINGS INC.
                            3 World Financial Center
                                200 Vesey Street
                               New York, NY 10285

                                 June 30, 1997

Capital Senior Living Corporation
14160 Dallas Parkway
Dallas, Texas 75240

Attention:       David R. Brickman, Vice President

         Re:     Initial Public Offering

Gentlemen:

         The purpose of this letter is to memorialize certain agreements between Lehman Brothers Holdings Inc. D/B/A Lehman Capital, A Division of Lehman Brothers Holdings Inc., ("Lehman"), and Capital Senior Living Corporation ("Capital"), with respect to Capital's proposed initial public offering.

         For valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Capital, Capital agrees to provide Lehman or an affiliate of Lehman with the first option of acting as lead-manager and book-runner for the initial pubic offering of Capital and/or any affiliate of Capital (the "IPO"). The prospectus for the IPO shall be in Lehman's standard format and typeface, and shall contain such terms and provisions as shall be reasonably acceptable to Capital. Lehman's name will appear on the upper left side of the listing of managers, and Lehman's name will appear as the first underwriter listed vertically in the "Underwriting" section of the prospectus. The prospectus cover will indicate that delivery of the offered shares is to be made at Lehman's offices.

         Lehman acknowledges that another investment banking firm may be designated as a co-lead manager with Lehman in connection with the IPO but Capital agrees that if Lehman accepts such option to act as a lead-manager and book runner for the IPO, Lehman will be the sole book runner with respect to the IPO. In the event that Lehman accepts such option to act as lead-manager and book runner, Capital shall pay to Lehman an advisory fee equal to 0.75% of the gross proceeds of the IPO, the gross spread shall be 6.25%, and Capital shall, subject to its review and reasonable comment, enter into an underwriting agreement with Lehman which agreement shall be in or based upon Lehman's standard form of underwriting agreement.

         Notwithstanding the foregoing, Lehman shall be under no obligation to act as lead manager or book runner.

         Lehman may in its sole discretion elect to allocate all or a portion of the fees payable hereunder to any of its affiliates.

         In the event that Capital fails to give Lehman the first option to act as lead manager and book-runner for the IPO, it shall be an Event of Default under that certain amended and restated loan agreement dated June 30, 1997 between Lehman and Capital Senior Living Communities L.P.

         This letter may not be amended or any provision hereof waived or modified except by an agreement in writing signed by each of the parties hereto. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

ACCEPTANCE
         If the foregoing correctly sets forth Lehman's understanding with Capital, Capital should indicate their acceptance of the terms hereby by signing in the appropriate space below and returning to Lehman the enclosed duplicate original of this letter, whereupon this letter shall become a binding agreement among Lehman and Capital.

                                       LEHMAN BROTHERS HOLDINGS INC.


                                       By: /s/ Jack E. Desens
                                          ------------------------------------
                                       Name:   Jack E. Desens
                                       Title:     Authorized Signatory

AGREED to on this 30th day of June, 1997:

CAPITAL SENIOR LIVING CORPORATION

By:       /s/ David R. Brickman
         ------------------------------------------
         David R. Brickman
         Vice President

AGREED to on this 30th day of June, 1997 solely for the purpose of agreeing to the cross-default provision contained herein:

CAPITAL SENIOR LIVING COMMUNITIES, L.P., a Delaware limited partnership

By:      Retirement Living Communities, L.P.

         By:     Capital Retirement Group, Inc.
                 General Partner

                 By:         /s/ David R. Brickman
                          ----------------------------------
                          David R. Brickman
                          Vice President